Exhibit 99.1

Schnitzer Reports First Quarter 2020 Financial Results

Well Positioned to Benefit from Improved Market Conditions and the Execution of Strategic Initiatives in Fiscal 2020

PORTLAND, Ore.--(BUSINESS WIRE)--January 8, 2020--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its first quarter of fiscal 2020 ended November 30, 2019.

The Company reported a loss per share from continuing operations of $0.26 and an adjusted loss per share of $0.17, both of which include the following items within the Auto and Metals Recycling (AMR) segment:

  An adverse impact from average inventory accounting of approximately $0.11; and
  A charge of $0.05 related to resolution of an environmental matter.

These results reflect a sequential decrease from fourth quarter fiscal 2019 reported and adjusted earnings per share from continuing operations of $0.41 and $0.42, respectively. Comparatively, prior year first quarter reported and adjusted earnings per share from continuing operations were $0.57 and $0.59, respectively.

Volumes and margins in both operating divisions were impacted by the sharp decline in ferrous selling prices during the first two months of the quarter. Ferrous selling prices reached multi-year lows in October, and supply flows tightened considerably. The rise in ferrous selling prices in November led to an easing in supply flows but contributed to margin compression against sales contracted earlier in the quarter.

AMR reported an operating loss in the first quarter of $2 million, or $3 per ferrous ton, and an adjusted operating loss of $1 million, or $1 per ferrous ton. The sharp decline in average selling prices outpaced the reduction in purchase costs for raw materials and adversely impacted operating results by compressing metal spreads and generating an approximately $4 million, or $5 per ferrous ton, adverse impact from average inventory accounting. The tighter supply flows resulted in a year-over-year decrease in ferrous and nonferrous sales volumes by 10% and 14%, respectively. AMR’s operating results also included an adverse impact of $2 per ferrous ton from the environmental-related charge noted above.

CSS achieved operating income in the first quarter of $4 million, in an environment of declining prices for finished steel and ferrous and nonferrous scrap. Operating results were adversely impacted by margin compression due to the decrease in average net selling prices for finished steel products, particularly wire rod, outpacing the decrease in the purchase cost of steel-making raw materials. Lower sales volumes amid customer destocking and a reduced contribution from recycling operations in the declining scrap price environment, also adversely impacted CSS’s operating results, partially offset by benefits from productivity initiatives.

“During the first quarter, the scrap markets were challenged by weaker export and domestic markets and a continued structural shift in demand for certain nonferrous products. Our plans to offset these cyclical and structural challenges are well underway and include an increase in our targeted productivity improvements; a significant investment in advanced metal recovery technologies; and a continued drive to increase our total ferrous shipment volumes,” commented Tamara Lundgren, President and Chief Executive Officer. “These strategic initiatives can improve our through-the-cycle margins and cash flow, providing us with additional opportunities to grow and to return more capital to our shareholders.”

Summary Results
($ in millions, except per share amounts)
	Quarter
	1Q20	4Q19	1Q19
Revenues	$406	$548	$564
Operating (loss) income	$(8)	$18	$23
Charges for legacy environmental matters, net(1)	1	1	—
Restructuring charges and other exit-related activities	—	—	—
Asset impairment charges	2	—	—
Adjusted operating (loss) income(2)(3)	$(4)	$18	$23
Net (loss) income attributable to SSI shareholders	$(7)	$12	$16
Net (loss) income from continuing operations attributable to SSI shareholders	$(7)	$12	$16
Adjusted net (loss) income from continuing operations attributable to SSI shareholders(2)	$(5)	$12	$17
Diluted (loss) earnings per share attributable to SSI shareholders	$(0.25)	$0.41	$0.57
Diluted (loss) earnings per share from continuing operations attributable to SSI shareholders	$(0.26)	$0.41	$0.57
Adjusted diluted (loss) earnings per share from continuing operations attributable to SSI shareholders(2)	$(0.17)	$0.42	$0.59
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, ‘Portland Harbor’ and ‘Other Legacy Environmental Loss Contingencies’ in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on January 8, 2020.

(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3)	May not foot due to rounding.

Auto and Metals Recycling

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices and data per ton)
	Quarter
	1Q20	4Q19	Change	1Q19	Change
Total revenues	$313	$433	(28)%	$436	(28)%

Ferrous revenues	$192	$287	(33)%	$299	(36)%
Ferrous volumes (LT, in thousands)	830	1,024	(19)%	919	(10)%
Avg. net ferrous sales prices ($/LT)(1)	$221	$270	(18)%	$306	(28)%

Nonferrous revenues	$90	$114	(21)%	$104	(14)%
Nonferrous volumes (pounds, in millions)(2)	132	160	(18)%	153	(14)%
Avg. net nonferrous sales prices ($/pound)(1)(2)	$0.54	$0.56	(4)%	$0.59	(8)%

Cars purchased (in thousands)	83	101	(18)%	94	(12)%

Operating (loss) income	$(2)	$22	NM	$23	NM
Operating (loss) income ($/LT)	$(3)	$22	NM	$25	NM

Adjusted operating (loss) income(3)	$(1)	$22	NM	$23	NM
Adjusted operating (loss) income ($/LT)	$(1)	$22	NM	$25	NM
NM = Not Meaningful
LT = Long Ton, which is equivalent to 2,240 pounds
(1)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(2)	Excludes platinum group metals (PGMs) in catalytic converters.
(3)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

Volumes: Ferrous sales volumes in the first quarter decreased 19% sequentially, as supply flows were disrupted by the sharp decline in market prices, and decreased 10% compared to the prior year first quarter. Nonferrous sales volumes in the first quarter were 18% lower sequentially, due primarily to lower production volumes, and were 14% lower compared to the prior year first quarter.

Export customers accounted for 70% of total ferrous sales volumes for the quarter. Ferrous and nonferrous products were shipped to 20 countries in the first quarter, with Bangladesh, Turkey and South Korea representing the top export destinations for ferrous shipments.

Pricing: Average ferrous net selling prices decreased $49 per ton, or 18%, sequentially and decreased $85 per ton, or 28%, compared to the prior year first quarter. Average nonferrous net selling prices decreased 4% sequentially and decreased 8% compared to the prior year first quarter.

Margins: Operating loss was $2 million, or $3 per ferrous ton, in the first quarter, and adjusted operating loss was $1 million, or $1 per ferrous ton. AMR’s sequential and year-over-year declines in operating income primarily reflect a compression of metal spreads, as the decreases in net selling prices for ferrous and nonferrous scrap outpaced the reduction in purchase costs for raw materials, and lower sales volumes, partially offset by the benefits of productivity initiatives. Operating results include an adverse impact from average inventory accounting of approximately $4 million compared to an adverse impact of $1 million in the fourth quarter of fiscal 2019 and a neutral impact in the first quarter of fiscal 2019. First quarter operating results also included an adverse impact of $2 per ferrous ton from a charge related to resolution of an environmental matter.

Cascade Steel and Scrap

Summary of Cascade Steel and Scrap Results
($ in millions, except selling prices)
	Quarter
	1Q20	4Q19	Change	1Q19	Change
Steel revenues	$77	$96	(19)%	$101	(24)%
Recycling revenues	17	21	(20)%	29	(42)%
Total segment revenues	$94	$117	(20)%	$130	(28)%

Operating income	$4	$6	(31)%	$12	(64)%

Finished steel average net sales price ($/ST)(1)	$643	$675	(5)%	$747	(14)%
Finished steel sales volumes (ST, in thousands)	114	134	(15)%	119	(5)%

Rolling mill utilization	85%	90%	(6)%	87%	(2)%
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.

Volumes: Finished steel sales volumes in the first quarter were 15% lower sequentially primarily due to seasonality and 5% lower compared to the first quarter of fiscal 2019. Recycling revenues were 20% lower sequentially primarily due to the lower scrap price environment.

Pricing: Average net selling prices for finished steel products decreased 5% sequentially and 14% from the first quarter of fiscal 2019 driven primarily by the decline in costs of steel-making raw materials, including scrap and other consumables, and the impact on demand of extended customer destocking.

Margins: Operating income for the first quarter was $4 million, a decrease of $2 million sequentially due primarily to finished steel margin compression resulting from lower average net selling prices for finished steel products, particularly wire rod, outpacing the decline in steel-making raw materials costs, as well as decreased sales volumes due to seasonality and customer destocking, and a lower contribution from recycling operations, partially offset by the benefits from productivity initiatives. Operating income declined by $8 million year-over-year primarily as a result of the adverse impact of lower average selling prices for finished steel products and higher beginning inventory costs in a declining selling price environment, partially offset by benefits from productivity initiatives.

Corporate Items

In the first quarter of fiscal 2020, consolidated financial performance included Corporate expense of $9 million, compared to $11 million in the fourth quarter of fiscal 2019 and $12 million in the first quarter of fiscal 2019.

The Company’s effective tax rate for the first quarter of fiscal 2020 was a benefit of 27.8%.

In the first quarter of fiscal 2020, the Company generated operating cash flow of $11 million. Total debt at the end of the first quarter was $128 million and debt, net of cash, was $119 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). Capital expenditures were $24 million in the first quarter including investments for advanced metal recovery technologies and other growth projects.

During the first quarter of fiscal 2020, the Company returned capital to shareholders through its 103rd consecutive quarterly dividend.

In December 2019, the Company released its fiscal 2019 Sustainability Report, “Recycling Today for a Sustainable Tomorrow.” As part of the execution of its long-term sustainability strategy, the Company established its first set of multi-year sustainability goals on emissions, electricity use and other key areas. The report is available at http://sustainability.schnitzersteel.com.

Analysts’ Conference Call: First Quarter of Fiscal 2020

A conference call and slide presentation to discuss results will be held today, January 8, 2020 at 11:30 a.m. Eastern hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations. The call and the slides will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/events.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the above website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 51 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
($ in thousands)
(Unaudited)
	For the Three Months Ended
	November 30, 2019	August 31, 2019	November 30, 2018
REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$192,472	$286,518	$298,812
Nonferrous revenues	89,812	113,911	104,181
Retail and other revenues	30,473	33,048	33,419
Total Auto and Metals Recycling revenues	312,757	433,477	436,412

Cascade Steel and Scrap:
Steel revenues(1)	77,325	95,968	101,337
Recycling revenues	16,941	21,233	29,049
Total Cascade Steel and Scrap revenues	94,266	117,201	130,386
Intercompany sales eliminations	(1,439)	(2,878)	(2,778)
Total revenues	$405,584	$547,800	$564,020

OPERATING (LOSS) INCOME:

AMR operating (loss) income	$(2,432)	$22,044	$23,017
CSS operating income	$4,237	$6,149	$11,918
Consolidated operating (loss) income	$(7,910)	$17,681	$22,689

Adjusted AMR operating (loss) income(2)	$(852)	$22,044	$23,080
Adjusted CSS operating income(2)	4,237	6,149	11,918
Adjusted segment operating income(2)	3,385	28,193	34,998
Adjusted corporate expense(2)	(8,017)	(10,435)	(11,734)
Intercompany eliminations	174	224	161
Adjusted operating (loss) income(2)	(4,458)	17,982	23,425
Charges for legacy environmental matters, net(3)	(1,293)	(749)	(471)
Asset impairment charges	(1,692)	—	(63)
Restructuring charges and other exit-related activities	(467)	448	(202)
Total operating (loss) income	$(7,910)	$17,681	$22,689
(1)	Steel revenues include primarily sales of finished steel products, semi-finished goods (billets) and manufacturing scrap.
(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, ‘Portland Harbor’ and ‘Other Legacy Environmental Loss Contingencies’ in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on January 8, 2020

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	November 30, 2019	August 31, 2019	November 30, 2018
Revenues	$405,584	$547,800	$564,020
Cost of goods sold	364,760	479,117	490,132
Selling, general and administrative	46,774	51,922	51,419
(Income) from joint ventures	(199)	(472)	(485)
Asset impairment charges	1,692	—	63
Restructuring charges and other exit-related activities	467	(448)	202
Operating (loss) income	(7,910)	17,681	22,689
Interest expense	(1,423)	(1,999)	(1,906)
Other income, net	206	268	23
(Loss) income from continuing operations before income taxes	(9,127)	15,950	20,806
Income tax benefit (expense)	2,534	(3,937)	(4,116)
(Loss) income from continuing operations	(6,593)	12,013	16,690
Income (loss) from discontinued operations, net of tax	28	(46)	(72)
Net (loss) income	(6,565)	11,967	16,618
Net income attributable to noncontrolling interests	(430)	(392)	(430)
Net (loss) income attributable to SSI shareholders	$(6,995)	$11,575	$16,188
Basic:
(Loss) income per share from continuing operations attributable to SSI shareholders	$(0.26)	$0.42	$0.59
Income (loss) per share from discontinued operations	—	—	—
Net (loss) income per share attributable to SSI shareholders	$(0.25)	$0.42	$0.59
Diluted:
(Loss) income per share from continuing operations attributable to SSI shareholders	$(0.26)	$0.41	$0.57
Income (loss) per share from discontinued operations	—	—	—
Net (loss) income per share attributable to SSI shareholders	$(0.25)	$0.41	$0.57
Weighted average number of common shares:
Basic	27,515	27,462	27,505
Diluted	27,515	28,337	28,364
Dividends declared per common share	$0.1875	$0.1875	$0.1875

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

1Q20
SSI Total Volumes(1)
Total ferrous volumes (LT, in thousands)	976
Total nonferrous volumes (pounds, in thousands)	144,176
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$195
Export	$229
Average	$221
Ferrous sales volume (LT, in thousands)
Domestic	247
Export	583
Total	830
Nonferrous average price ($/pound)(2)(3)	$0.54
Nonferrous sales volume (pounds, in thousands)(3)	131,501
Cars purchased (in thousands)(4)	83
Auto stores at period end	51
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$643
Sales volume (ST, in thousands)
Rebar	83
Coiled products	29
Merchant bar and other	1
Finished steel products sold(5)	114
Rolling mill utilization(6)	85%
Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).
(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Excludes PGM metals in catalytic converters.
(4)	Cars purchased by auto parts stores only.
(5)	May not foot due to rounding.
(6)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
					Fiscal Year
	1Q19	2Q19	3Q19	4Q19	2019
SSI Total Volumes(1)
Total ferrous volumes (LT, in thousands)(2)	1,080	992	1,079	1,168	4,319
Total nonferrous volumes (pounds, in thousands)	166,977	154,571	169,912	175,874	667,334
Auto and Metals Recycling
Ferrous selling prices ($/LT)(3)
Domestic	$290	$286	$268	$232	$272
Export	$314	$288	$303	$281	$295
Average	$306	$287	$293	$270	$289
Ferrous sales volume (LT, in thousands)
Domestic	340	343	311	271	1,265
Export	579	515	627	754	2,475
Total	919	858	938	1,024	3,739
Nonferrous average price ($/pound)(3)(4)	$0.59	$0.58	$0.62	$0.56	$0.59
Nonferrous sales volume (pounds, in thousands)(4)	152,869	141,307	153,936	160,182	608,294
Cars purchased (in thousands)(5)	94	89	102	101	386
Auto stores at period end	51	51	51	51	51
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(3)	$747	$737	$703	$675	$713
Sales volume (ST, in thousands)
Rebar	81	59	91	100	331
Coiled products(6)	37	34	39	32	143
Merchant bar and other	—	—	—	3	3
Finished steel products sold(6)(7)	119	94	130	134	478
Rolling mill utilization(8)	87%	76%	98%	90%	88%
Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).
(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Subsequent to the earnings release for the second quarter of fiscal 2019, total ferrous volumes for the second quarter of fiscal 2019 were revised to include an additional 35 thousand LT.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Excludes PGM metals in catalytic converters.
(5)	Cars purchased by auto parts stores only.
(6)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(7)	May not foot due to rounding.
(8)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	November 30, 2019	August 31, 2019
Assets
Current assets:
Cash and cash equivalents	$9,624	$12,377
Accounts receivable, net	115,012	145,617
Inventories	177,934	187,320
Other current assets	37,310	120,974
Total current assets	339,880	466,288
Property, plant and equipment, net	456,714	456,400
Operating lease right-of-use assets	124,458	—
Goodwill and other assets	237,540	238,058
Total assets	$1,158,592	$1,160,746

Liabilities and Equity
Current liabilities:
Short-term borrowings	$1,431	$1,321
Operating lease liabilities	18,824	—
Other current liabilities	137,176	266,909
Total current liabilities	157,431	268,230
Long-term debt, net of current maturities	126,875	103,775
Operating lease liabilities, net of current maturities	107,801	—
Other long-term liabilities	81,449	87,445
Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	680,853	696,964
Noncontrolling interests	4,183	4,332
Total equity	685,036	701,296
Total liabilities and equity	$1,158,592	$1,160,746

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted diluted earnings per share from continuing operations attributable to SSI shareholders which is a non-GAAP financial measure as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of this measure for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that presenting these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for charges for legacy environmental matters, net of recoveries, asset impairment charges, restructuring charges and other exit-related activities, and the income tax expense (benefit) allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted consolidated operating (loss) income, adjusted AMR operating (loss) income and adjusted corporate expense
($ in millions)	Quarter
	1Q20	4Q19	1Q19
Consolidated operating (loss) income:
As reported	$(8)	$18	$23
Charges for legacy environmental matters, net(1)	1	1	—
Restructuring charges and other exit-related activities	—	—	—
Asset impairment charges	2	—	—
Adjusted(2)	$(4)	$18	$23

AMR operating (loss) income:
As reported	$(2)	$22	$23
Asset impairment charges	2	—	—
Adjusted(2)	$(1)	$22	$23

Corporate expense:
As reported	$9	$11	$12
Charges for legacy environmental matters, net(1)	(1)	(1)	—
Asset impairment charges	—	—	—
Adjusted	$8	$10	$12
Reconciliation of adjusted net (loss) income from continuing operations attributable to SSI shareholders
($ in millions)	Quarter
	1Q20	4Q19	1Q19
Net (loss) income from continuing operations attributable to SSI shareholders	$(7)	$12	$16
Charges for legacy environmental matters, net(1)	1	1	—
Restructuring charges and other exit-related activities	—	—	—
Asset impairment charges	2	—	—
Income tax (benefit) expense allocated to adjustments(3)	(1)	—	—
Adjusted net (loss) income from continuing operations attributable to SSI shareholders(2)	$(5)	$12	$17

Reconciliation of diluted (loss) earnings per share from continuing operations attributable to SSI shareholders
($ per share)
	Quarter
	1Q20	4Q19	1Q19
Diluted (loss) earnings per share from continuing operations attributable to SSI shareholders	$(0.26)	$0.41	$0.57
Charges for legacy environmental matters, net(1)	0.05	0.03	0.02
Restructuring charges and other exit-related activities	0.02	(0.02)	0.01
Asset impairment charges	0.06	—	—
Income tax (benefit) expense allocated to adjustments(3)	(0.04)	—	(0.01)
Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders	$(0.17)	$0.42	$0.59
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, ‘Portland Harbor’ and ‘Other Legacy Environmental Loss Contingencies’ in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on January 8, 2020.

(2)	May not foot due to rounding.
(3)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted net (loss) income from continuing operations attributable to SSI shareholders and diluted (loss) earnings per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

Reconciliation of debt, net of cash
($ in thousands)
	November 30, 2019	August 31, 2019	November 30, 2018
Short-term borrowings	$1,431	$1,321	$1,156
Long-term debt, net of current maturities	126,875	103,775	167,394
Total debt	128,306	105,096	168,550
Less: cash and cash equivalents	9,624	12,377	11,216
Total debt, net of cash	$118,682	$92,719	$157,334

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the realization of deferred tax assets; planned capital expenditures; liquidity positions; our ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to realize or delays in realizing expected benefits from investments in technology; inability to renew facility leases; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits; compliance with climate change and greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com